Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors or an officer, or both, of Schlumberger Limited, a Curaçao corporation (the “Company”), hereby constitutes and appoints Alexander C. Juden and Saul R. Laureles, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each of whom will be authorized to act with or without the others, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned to execute one or more registration statements (whether on Form S-8 or such other form as may be required) with respect to the registration of shares of common stock, par value $0.01 per share, of the Company to be offered and issued under the Schlumberger Limited 2017 Omnibus Stock Incentive Plan or the Schlumberger Discounted Stock Purchase Plan, together with any and all amendments thereto (including post-effective amendments), and to file such registration statements and amendments, with any exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The aforementioned attorneys-in-fact will have full power and authority to do and perform, in the name and on behalf of the undersigned in any and all capacities, every act whatsoever necessary or desirable to be done, as fully and for all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of these attorneys-in-fact. This Power of Attorney may be signed in any number of counterparts, each of which will constitute an original and all of which, taken together, will constitute one Power of Attorney.

Each of the undersigned has executed this Power of Attorney on the 20th day of April, 2017.

Signature	Title

/s/ Paal Kibsgaard	Chief Executive Officer and Chairman (Principal Executive Officer)
(Paal Kibsgaard)

/s/ Simon Ayat	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
(Simon Ayat)

/s/ Howard Guild	Chief Accounting Officer (Principal Accounting Officer)
(Howard Guild)

/s/ Peter L.S. Currie	Director
(Peter L.S. Currie)

/s/ Miguel M. Galuccio	Director
(Miguel M. Galuccio)

/s/ Maureen Kempston Darkes	Director
(V. Maureen Kempston Darkes)

/s/ Nikolay Kudryavtsev	Director
(Nikolay Kudryavtsev)

/s/ Helge Lund	Director
(Helge Lund)

Signature	Title

/s/ Michael E. Marks	Director
(Michael E. Marks)

/s/ Indra K. Nooyi	Director
(Indra K. Nooyi)

/s/ Lubna S. Olayan	Director
(Lubna S. Olayan)

/s/ Leo Rafael Reif	Director
(Leo Rafael Reif)

Tore I. Sandvold	Director
(Tore I. Sandvold)

Henri Seydoux	Director
(Henri Seydoux)